Exhibit 99.4

Rapid7 Announces Pricing of Upsized $200 Million Convertible Senior Notes Offering

BOSTON, MA, August 9, 2018 – Rapid7, Inc. (“Rapid7”) (Nasdaq: RPD) today announced the pricing of $200 million aggregate principal amount of 1.25% convertible senior notes due 2023 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of the offering was increased from the previously announced offering size of $175 million. Rapid7 also granted the initial purchasers of the notes an option to purchase up to an additional $30 million aggregate principal amount of notes. The sale of the notes is expected to close on August 13, 2018, subject to customary closing conditions.

The notes will be general unsecured obligations of Rapid7 and will accrue interest payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2019, at a rate of 1.25% per year. The notes will mature on August 1, 2023, unless earlier converted, redeemed or repurchased. The initial conversion rate will be 24.0460 shares of Rapid7’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $41.59 per share of Rapid7’s common stock). The initial conversion price of the notes represents a premium of approximately 30% over the last reported sale price of Rapid7’s common stock on August 8, 2018. The notes will be convertible into cash, shares of Rapid7’s common stock or a combination of cash and shares of Rapid7’s common stock, at Rapid7’s election.

Rapid7 may redeem the notes, at its option, on or after August 6, 2021, if the last reported sale price of Rapid7’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Rapid7 provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Rapid7 estimates that the net proceeds from the offering will be approximately $193.8 million (or approximately $222.9 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by Rapid7. Rapid7 intends to use approximately $23.4 million of the net proceeds from the offering to pay the cost of the capped call transactions described below. Rapid7 intends to use the remainder of the net proceeds for working capital and other general corporate purposes.

In connection with the pricing of the notes, Rapid7 entered into capped call transactions with certain initial purchasers or their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions are expected generally to offset the potential dilution to Rapid7’s common stock as a result of any conversion of notes, with such reduction subject to a cap initially equal to $63.98 (which represents a premium of 100% over the last reported sale price of Rapid7’s common stock on August 8, 2018). If the initial purchasers exercise their option to purchase additional notes, Rapid7 expects to enter into additional capped call transactions with the option counterparties.

Rapid7 expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates may enter into various derivative transactions with respect to Rapid7’s common stock and/or purchase shares of Rapid7’s common stock concurrently with or shortly after the pricing of the notes, including with or from certain investors of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Rapid7’s common stock or the notes at that time.

In addition, Rapid7 expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Rapid7’s common stock and/or purchasing or selling Rapid7’s common stock or other securities of Rapid7 in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions, which are expected to be scheduled to occur during the observation period relating to the conversion of the notes on or after February 1, 2023 that is not in connection with a redemption). This activity could also cause or prevent an increase or a decrease in the market price of Rapid7’s common stock or the notes, and to the extent the activity occurs during any observation period related to a conversion of notes, this could affect the amount and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of Rapid7’s common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Rapid7

Rapid7 (Nasdaq: RPD) powers the practice of SecOps by delivering shared visibility, analytics, and automation so that security, IT, and DevOps teams can work together more effectively. The Rapid7 Insight platform empowers these teams to jointly manage and reduce risk, detect and contain attackers, and analyze and optimize operations. Rapid7 technology, services, and research drive vulnerability management, application security, incident detection and response (SIEM), orchestration and automation, and log management for more than 7,200 organizations across more than 120 countries, including 54% of the Fortune 100.

Investor Contact

Jeff Bray, CFA

Vice President, Investor Relations

857-990-4074

investors@rapid7.com

Press Contact

Caitlin Doherty

Communications Program Lead

857-990-4240

press@rapid7.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements concerning the expected closing of the offering and the anticipated use of proceeds from the offering. Forward-looking statements include all statements contained in this press release that are not historical facts and such statements are, in some cases, identified by words such as “anticipate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements are based on the information currently available to Rapid7 and on assumptions Rapid7 has made. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond Rapid7’s control including, without limitation: market risks, trends and conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Rapid7’s Securities and Exchange Commission filings and reports, including Rapid7’s Quarterly Report on Form 10-Q filed on August 7, 2018, as well as future filings and reports by Rapid7. Except as required by law, Rapid7 undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.